EXHIBIT 2.1



                      Dated the 11th day of September 2001















                        ********************************

                                    AGREEMENT

                        ********************************










                                                         Messrs. Quan & Co.,
                                                         Solicitors,
                                                         1601-2, 16th Floor,
                                                         Hang Shing Building,
                                                         363-373 Nathan Road,
                                                         Kowloon, Hong Kong

                                                         Ref.: 0816/01/DQ

THIS AGREEMENT is made the 11th day of September, 2001 BETWEEN

(1) The person whose name and address are set out in the 1st Schedule hereto (hereinafter called "the Vendor");

(2) The person whose name and address are set out in the 1st Schedule hereto (hereinafter called "the Purchaser"); and

(3) All those persons who respective names and addresses are set out in the 1st

       Schedule hereto (hereinafter collectively called "the Purchaser Guarantors").

WHEREAS: -

(A) TOY CONCEPTS INTERNATIONAL LIMITED (hereinafter called "the Company") is incorporated in Hong Kong (Certificate of Incorporation No.441231) as a private company limited by shares with an authorized capital of HK$1,000,000.00 divided into 1,000,000 shares of HK$1.00 each, of which 1,000,000 shares have been issued and fully paid up as at the date hereof.

(B) The Vendor is the registered holder of the number of shares in the Company as are set out opposite its name in the Ist Schedule which is attached hereto (hereinafter called "the Sale Shares").

(C) The Vendor has agreed to sell and the Purchaser has agreed to purchase the Sale Shares on the terms and conditions hereinafter mentioned.

NOW IT IS HEREBY AGREED as follows: -

1. Subject to the terms of this Agreement, the Vendor will sell and the Purchaser will purchase the Sale Shares for a consideration of HONG KONG DOLLARS NINE HUNDRED AND THIRTY SIX THOUSAND ONLY (HK$936,000.00) together with all rights attached or accruing thereto as at the date of completion and the said consideration shall be paid by the Purchaser to the Vendor in the following manner: -


       (i) a cashier order in the sum of HK$234,000.00 drawn in favor of the Vendor shall be delivered to T.S. Tong & Co., Solicitors for the Vendor (hereinafter called "the Vendor's Solicitors") as deposit upon the signing of this Agreement; and

       (ii) the balance of the said consideration for the Sale Shares being HK$702,000.00 shall be paid to the Vendor by four installments by way of four post-dated cheques drawn in favour of the Vendor and particulars of the said post-dated cheques are set out in the 2nd Schedule attached hereto.

2. Notwithstanding the aforesaid, the Purchaser agrees to deliver the four post-dated cheques as mentioned in Clause I above to the Vendor's Solicitors upon Completion. Besides, the Purchaser agrees that if the Purchaser should make default in the payment of any of the said four installments or any part thereof on the due date, the remaining balance of the unpaid consideration shall immediately become due and payable and the Vendor shall have the right to commence legal proceedings to recover the said remaining balance of the unpaid consideration and other damages, if any, without notice.

3.     (a) Completion of the sale and purchase of the Sale Shares (hereinafter called "Completion") shall take place on 12th September 2001 ("Completion Date") at a place to be designated by the Vendor, or at such date or place as may be mutually agreed by the parties hereto when the following business will be simultaneously transacted: -

           (i) The Vendor shall deliver to the Purchaser or Messrs. Quan & Co., the Purchaser's solicitors (hereinafter called the "Purchaser's Solicitors") the following: -

                 (1) instrument of transfer and contract notes in favour of the
                     Purchaser and/or its nominee in respect of the Sale Shares all duly executed by the Vendor;

                 (2) original share certificate in respect of the Sale Shares.

                 (3) written resignations of Edward STEELE, John KLECHA and
                     Maria Alice HASKAMP CARQUEJA as directors of the Company with immediate effect with acknowledgment that they have no claim or right of action against the Company for compensation for loss of office termination of employment or otherwise;

                 (4) duly signed written resolutions of the Company to the
                     following effect: -

                     (aa) approving the transfer of the Sale Shares to the Purchaser and/or its nominees and the registration of the appropriate share transfer subject to the same being duty stamped; and

                     (bb) appointing three persons as may be nominated by the Purchaser as directors and approving the resignations of the said Edward STEELE, John KLECHA and Maria Alice HASKAMP CARQUEJA as directors of the Company.

                 (5) written instructions to the bankers of the Company to
                     change authorized signatories of the Company's bank accounts, if any, and

                 (6) all the documents as set out in the 4th Schedule hereto.

4.     (a) The Purchaser hereby acknowledges that the Vendor has advanced a sum of HK$1,560,000.00 to the Company and the Purchaser agrees to repay the said sum to the Vendor and the accrued interest by eleven installments by way of eleven post-dated cheques drawn in favour of the Vendor as set out in the 3rd Schedule which is attached hereto.

       (b) The Purchaser agrees to deliver the eleven post-dated cheques as mentioned in Clause 4(a) above to the Vendor's Solicitors upon Completion. Besides, the Purchaser agrees that if the Purchaser should make default in the payment of any of the said eleven installments or any part thereof on the due date, the remaining balance of the unpaid sum(s) and the unpaid accrued interest shall immediately become due and payable and the Vendor shall have the right to commence legal proceedings to recover the said balance of the unpaid sum(s) and the unpaid accrued interest and other damages, if any, without notice.

5. The Vendor warrants and undertakes to the Purchaser that the following matters are true and accurate s at the date hereof and will remain true and accurate as at Completion:- (a) The Sale Shares constitute 6/10 of the issued share capital of the Company and there is no option, pre-emption rights or other rights to acquire, and no mortgage, charge, pledge, lien or other form of security or encumbrance on, over or affecting the Sale Shares or any of them or any of the unissued share capital of the Company (if any) and there is no agreement or commitment to give or create any of the foregoing, and no claims have been made by any person entitled or claiming to be entitled to any of the foregoing, and the Vendor is the legitimate rightful and lawful owner of the Sale Shares and is entitled to sell and transfer the Sale Shares and pass the full legal and beneficial ownership thereof to the Purchaser without encumbrances or charges on the term set out in this Agreement.

       (b) All the information given in the recitals hereto is true and correct in all respects.

6.     (a)  The Vendor hereby agrees that upon the compliance with all the terms of this Agreement by the Purchaser, the Purchaser shall be entitled to all the money receivable of contracts/sales orders made prior to the 12th September 2001 and the Vendor shall not make any claim arising therefrom. and the Purchaser shall also be entitled to all money which are in the Company's bank account(s) as at the 12th September 2001.

       (b) The Vendor undertakes with the Purchaser that its will hold the Purchaser fully, and effectively indemnified and at all time keep it fully and effectively indemnified by payment in cash on demand in respect of any depletion in or reduction in value of the assets of or any increase in the liabilities of or deprivation of any taxation or other relief by the Company occasioned by or resulting from a breach of any of the warranties, representations and undertakings contained in this Agreement.

       (c) The liability of the Vendor in respect of any breach of the warranties and any terms and conditions of this Agreement shall be limited as provided in the following sub-clauses of this Clause:-

            (i) The Vendor shall be under no liability in respect of a breach of any, of the warranties or any terms and conditions of this Agreements unless it shall have received written notice from the Purchaser prior to the lst anniversary of the date of this Agreement giving details of the relevant claim and any such claim shall (if not previously satisfied, settled or withdrawn) be deemed to have been waived or withdrawn at the expiration of one month after the Ist anniversary of the date of this Agreement unless proceedings in respect thereof shall then already have been commenced against the Vendor.

            (ii) The aggregate liability of the Vendor in respect of any claim for breach of any of the warranties or any terms and conditions of this Agreement shall be limited to the consideration as referred to in Clause 1 above actually received by the Vendor hereunder.

7.     (a)  Each of the Purchaser Guarantors hereby guarantees, unconditionally and irrevocably as primary obligor, to the Vendor the due observance and performance by the Purchaser of all the agreements, obligations, commitments and undertakings contained in this Agreement ("Purchaser's Guaranteed Obligations") on the part of the Purchaser to be observed and performed and each of the Purchaser Guarantors undertakes and agrees that he will indemnify the Vendor and keep the Vendor fully indemnified on a full indemnity basis in respect of all losses, costs, expenses and damage whatsoever which may be sustained by the Vendor by reason of or in consequence of any failure of the Purchaser to carry out any such Purchaser's Guaranteed Obligations.

       (b) The guarantee and indemnity provided by each of the Purchaser Guarantors in this Clause 7 shall be a continuing guarantee and indemnity and shall cover all Purchaser's Guaranteed Obligations notwithstanding the liquidation, incapacity or any change in the constitution of the Purchaser or any settlement of account or variation or modification of this Agreement or any indulgence or waiver given by any party hereto or other matter whatsoever until the last claim whatsoever by the Vendor against the Purchaser has been satisfied in full,

       (c) Should any Purchaser's Guaranteed Obligations, which if valid or enforceable would be the subject of the guarantee and indemnity in this Clause 7, be or become wholly or in part invalid or unenforceable against the Purchaser by reason of any defect in or insufficiency or want of powers of the Purchaser or irregular or improper purported exercise thereof or breach or want of authority by any person purporting to act on behalf of the Purchaser or because any of the rights have become barred by reason of any legal limitation, disability, incapacity or any other fact or circumstance whether or not always known to the Vendor, each of the Purchaser Guarantors shall nevertheless be liable to the Vendor notwithstanding the avoidance or invalidity of any term or condition of this Agreement whatsoever including (without limitation) avoidance under any enactment relating to liquidation in respect of that Purchaser's Guaranteed Obligations as if the same were wholly valid and enforceable.

       (d) The guarantee and indemnity provided by each of he Purchaser Guarantors in this Clause 7 may be enforced against him by the Vendor at any time without first instituting legal proceedings against the Purchaser in the first instance or joining in the Purchaser as a party or parties in the same proceedings against him.

       (e) The obligations and liability of the Purchaser Guatantors under this Agreement shall be joint and several.

8. Notwithstanding anything contained in this Agreement to the contrary, the Purchaser's obligations and the obligations of the Purchaser Guarantors under this Agreement shall survive Completion and shall continue thereafter in full force and effect until all such obligations have been fulfilled.

9. As from the date of this Agreement up to the date of completion, if there is any event which results or may result in the Vendor failing or incapable to fulfill any of the representations or warranties contained herein the Vendor must immediately inform the Purchaser of the same.

10. None of the parties hereto shall prior to the date of completion divulge to any third parties (except to their respective professional advisers) any information regarding the existence or subject matter of this Agreement without the prior written agreement of the other parties such agreement not to be unreasonably withheld.

11. If either party hereto shall desire to give to or serve on the other party and/or the Directors and/or the legal personal representatives of any such person any notice claim or demand hereunder or in connection therewith, the same shall be sufficiently given or served if sent by post to him at his address stated herein or last known to the party giving the notice claim or demand.

12. Each party shall, be liable to pay their own legal cost in the preparation approval and execution of this Agreement.

13.    (a)  The stamp duty payable on the bought and sold notes and instruments of transfer executed in respect of the Sale Shares shall be borne by the Purchaser.

       (b) In the event that the Stamp Office requires any document(s), account(s) and/or balance sheet(s) of the Company for the purpose of assessing the amount of stamp duty payable, the expenses of arranging for the production of such document(s), account(s) and/or balance sheet(s) shall be borne by the Purchaser.

14. This Agreement is governed by and construed in accordance with the laws of Hong Kong and each of the parties hereto agree to submit to the non-exclusive jurisdiction of the courts of Hong Kong as regards any claim or matter arising under this Agreement. IN WITNESS whereof the parties hereto have executed this Agreement on the day and year first above written.

                       THE 1st SCHEDULE ABOVE REFERRED TO



Name of Vendor                   Address                   Number of Sale Shares
--------------                   -------                   ---------------------

INTERNATIONAL SMC                1, Unit 6, Mirror Tower,        600,000
(HK) LIMITED                     61 Mody Road, Kowloon.
                                 Hong Kong


Name of Purchaser                Address                   Number of Sale Shares
----------------                 -------                   ---------------------

KINGSKY                          721 Peninsula Centre,           600,000
TECHNOLOGY LIMITED               67 Mody Road, Kowloon,
                                 Hong Kong


Name of Purchaser Guarantor      Nationality     Passport No.    Address
---------------------------      -----------     -----------     -------

(1) WU Sheng-SHI                 Taiwan          M14536552    5&6 floor, 83 Shi-
                                                              Ning North Road,
                                                              Taipei

(2) Gerald PENN                  U.S.A.          11033228     1361 Broadway
                                                              Shi-B31 Hewlett,
                                                              NY 11557

(3) Robert Lawrence WITKIN       U.S.A.          700832626    511 Burlington
                                                              Road Freehold,
                                                              NJ 07728



                       THE 2ND SCHEDULE ABOVE REFERRED TO
                       ----------------------------------

                     Particulars of four post-dated cheques
                     --------------------------------------
Date                                                             Amount
----                                                             ------

30/09/2001                                                    HK$234,000.00
31/10/2001                                                    HK$156,000.00
30/11/2001                                                    HK$156,000.00
30/12/2001                                                    HK$156,000.00

                       THE 3RD SCHEDULE ABOVE REFERRED TO



                                            Accrued Interest      Total Sum
Date             Loan Amount Repayable      Repayable             Repayable
----             --------------------       ----------------      ----------
31/8/2001        HK$234,000.00            HK$17,224.11            HK$251,224.11
30/9/2001        HK$312,000.00            HK$14,168.32            HK$326,168.32
31/10/2001        HK$78,000.00            HK$11,195.67             HK$89,195.67
30/11/2001        HK$78,000.00            HK$10,001.10             HK488,001.10
31/12/2001        HK$78,000.00             HK$9,473.26             HK$87,473.26
31/1/2002         HK$78,000.00             HK$8,612.05             HK$88,001.10
28/2/2002        HK$117,000.00             HK$7,000.77            HK$124,000.77
31/3/2002        HK$117,000.00             HK$6,459.04            HK$123,459.04
30/4/2002        HK$156,000.00             HK$5,000.55            HK$161,000.55
31/5/2002        HK$156,000.00             HK$3,444.82            HK$159,444.82
30/6/2002        HK$156,000.00             HK$1,666.85            HK$157,666.85

               ---------------            ------------          ---------------

               HK$1,560,000.00            HK$94,246.54          HK$1,654,246.54



                       THE 4TH SCHEDULE ABOVE REFERRED TO
                       ----------------------------------

1.   A Green Box;
2. A statutory book with registers of Directors, Secretaries, Members, Transfers and Charges and Minutes of Directors' and Members' meetings;
3. Certificate of Incorporation ion name of E-Fair Industrial Limited ( Written in Chinese - unable to type in);
4. Certificate of Incorporation on Change of Name in name of Toy Concept International Limited (Written Chinese - unable to type in);
5.   16 copies of Memorandum and Articles of Association;
6.   An expired Business Registration Certificate for the year 1993/1994;
7. Share Certificate book with 9 duly cancelled share certificates nos. 1 to 9 and 18 blank share certificates;
8. Directors' Report and Financial Statements for the years ended 31st March 2000 and 2001;
9.   Common Seal in name of E-Fair Industrial Limited;
10.  Company Chop in name of E-Fair Industrial Limited;
11. Declaration of Trust dated 17th April 2001 executed by Mr. Ip Chi Hung in favour of Robert Lawrence Witkin;
12.  Letter of Wishes; and
13.  Letter of Indemnity dated 17th April 2001.

SEALED with the COMMON SEAL of                      )
KINGSKY TECHNOLOGY LIMITED                          )
and signed by Mr. Wu Sheng-Shi,                     ) /S/ Wu Sheng-Shi
its Director - - - - - - - - -                      )
in the presence of:-                                )



         Derek B.K. Quan
         Solicitor HKSAR
                                                    )
SIGNED, SEALED and DELIVERED by                     )
WU Sheng-Shi (holder of Taiwanese                   ) /S/ Wu Sheng-Shi
Passport No. M14536552 in the                       )
presence of:-                                       )




         Derek B.K. Quan
         Solicitor HKSAR
                                                    )
SIGNED, SEALED and DELIVERED by                     )
Gerald PENN (holder of U.S.A.                       ) /S/ Gerald Penn
Passport No. 111033228 in the                       )
presence of:-                                       )




         Derek B.K. Quan
         Solicitor HKSAR
                                                    )
SIGNED, SEALED and DELIVERED by                     )
Robert Lawrence WITKIN (holder of                   ) /S/ Robert Lawrence Witkin
U.S.A. Passport No. 700832626                       )
in the presence of:-                                )
       /S/ William H. Passaic
           Notary Public of New Jersey
              My commission Expires February 9, 2006





SEALED with the COMMON SEAL of                      )
INTERNATIONAL SMC (HK)                              )
LIMITED and signed by Maria Alice                   )
HASKAMP CARQUEJA, a director in                     )
the presence of:-                                   )
         /S/ Iu Ting Kwok
             Solicitor
             T.S. Tong & Co.
             Hong Kong SAR

RECEIVED on the day and year first above                               )
                                                                       )
written of and from the Purchaser the sum of                           )
                                                                       )
HK$234,000.00 being deposit (as referred to in                         )
                                                                       )
Clause 1(i) above) paid by the Purchaser to the                        )
                                                                       )
Vendor.                                                                )